Exhibit 99.1

COMTECH ANNOUNCES APPOINTMENT OF EDWIN KANTOR
AS LEAD INDEPENDENT DIRECTOR

Melville, New York – September 27, 2011 – Comtech Telecommunications Corp. (NASDAQ: CMTL) today announced that, as part of its ongoing review of its corporate governance practices, the independent directors of the Board of Directors (the "Board") have appointed Edwin Kantor as lead independent director. Fred Kornberg, Comtech’s Chief Executive Officer and President will continue to serve as Chairman of the Board of Directors of the Company (the "Chairman").

Mr. Kantor has been a director of Comtech since 2001 and serves as Chairman of the Nominating and Governance Committee (the “Committee”) of the Board. Since August 2009, the Committee has held eight meetings to review and recommend to the Board various changes to Comtech’s corporate governance practices. Recent changes enacted by the Company include:

-	the adoption of written Corporate Governance Guidelines,
-	the requirement that directors adhere to Comtech’s Standards of Business Conduct and certify, in writing on an annual basis, that they have and will abide by such standards,
-	enhanced guidelines related to related party transactions,
-	the adoption of individual incentive bonus award limits for executives,
-	the adoption of equity ownership guidelines for certain executive officers, and
-	the adoption of “robust” stock ownership guidelines as defined by Institutional Shareholder Services Inc. (“ISS”) for both the CEO and the Company's Board.

The new role of lead independent director is intended to include responsibilities such as: presiding at all meetings at which the Chairman is not present (including executive sessions of the independent directors), serving as a liaison between the Chairman (and management) and the independent directors, approving information sent to the Board and approving meeting agendas and time schedules for the Board. Comtech’s lead independent director also has the authority to call meetings of independent directors.

“Ed is extremely well suited for this role and I look forward to continuing to work closely with him and all of the members of the Board going forward,” said Fred Kornberg, President and Chief Executive Officer of Comtech.

Mr. Kantor commented, “I am pleased and honored to be appointed as lead independent director.  I look forward to serving in this important strategic and governance role.”

Mr. Kantor has served as Vice Chairman of Investment Banking at Cantor Fitzgerald & Co. since 2009. Previously, he served as Chairman of BK Financial Services LLC. He also served as Co-Chief Executive Officer of TPB Financial Services and was Co-Chairman and Co-Chief Executive Officer of HCFP/Brenner Securities from 1999 to 2001. He was Vice Chairman of Barington Capital Group from 1993 to 1999. Prior to joining Barington, Mr. Kantor spent 37 years in the securities industry with Drexel Burnham Lambert and its predecessor firms, where he held various positions, including serving as the firm’s Vice Chairman.

About Comtech
Comtech Telecommunications Corp. designs, develops, produces and markets innovative products, systems and services for advanced communications solutions. The Company believes many of its solutions play a vital role in providing or enhancing communication capabilities when terrestrial communications infrastructure is unavailable, inefficient or too expensive. The Company conducts business through three complementary segments: telecommunications transmission, RF microwave amplifiers and mobile data communications. The Company sells products to a diverse customer base in the global commercial and government communications markets. The Company believes it is a market leader in the market segments that it serves.

Cautionary Statement Regarding Forward-Looking Statements
Certain information in this press release contains forward-looking statements, including but not limited to, information relating to the Company’s future performance and financial condition, plans and objectives of the Company’s management and the Company’s assumptions regarding such future performance, financial condition, and plans and objectives that involve certain significant known and unknown risks and uncertainties and other factors not under the Company’s control which may cause its actual results, future performance and financial condition, and achievement of plans and objectives of the Company’s management to be materially different from the results, performance or other expectations implied by these forward-looking statements. These factors include the nature and timing of receipt of, and the Company’s performance on, new or existing orders that can cause significant fluctuations in net sales and operating results; the timing and funding of government contracts; adjustments to gross profits on long-term contracts; risks associated with international sales, rapid technological change, evolving industry standards, frequent new product announcements and enhancements, changing customer demands, changes in prevailing economic and political conditions; risks associated with the Company’s legal proceedings and other matters; risks associated with the Company’s BFT-1 contract, including the Company’s ongoing negotiations with the U.S. Army and pending audit of its BFT-1 contract; risks associated with the Company’s obligations under its revolving credit facility; and other factors described in the Company’s filings with the Securities and Exchange Commission (“SEC”).

Important Information
Comtech plans to file with the SEC and mail to its stockholders a proxy statement in connection with its 2011 Annual Meeting. Investors and security holders are urged to read the proxy statement relating to the 2011 Annual Meeting and any other relevant documents filed with the SEC when they become available, because they will contain important information. Investors and security holders may obtain a free copy of the proxy statement and other documents (when available) that Comtech files with the SEC at the SEC’s website at www.sec.gov and Comtech’s website at www.comtechtel.com. In addition, the proxy statement and other documents filed by Comtech with the SEC may be obtained from Comtech free of charge by directing a request to Comtech Telecommunications Corp., Attn: Investor Relations, 68 South Service Road, Suite 230, Melville, New York 11747.

Certain Information Regarding Participants
Comtech, its directors and certain executive officers and employees may be deemed to be participants in the solicitation of Comtech’s security holders in connection with its 2011 Annual Meeting. Security holders may obtain information regarding the names, affiliations and interests of such individuals in Comtech’s Annual Report on Form 10-K for the year ended July 31, 2011, which will be filed on September 27, 2011, and its proxy statement for the 2010 Annual Meeting, which was filed with the SEC on November 8, 2010. To the extent holdings of Comtech securities have changed since the amounts printed in the proxy statement for the 2010 Annual Meeting, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the interests of such individuals can also be obtained from the proxy statement relating to the 2011 Annual Meeting when it is filed by Comtech with the SEC. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov and Comtech’s website at www.comtechtel.com.

PCMTL

Media Contacts:
Michael D. Porcelain, Senior Vice President and Chief Financial Officer
631-962-7000
info@comtechtel.com

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